Exhibit 10.15

Second Amendment to Employment Agreement

WHEREAS, MYMD Pharmaceuticals. Inc (the “Company”) and Chris Chapman, MD (“Employee”) (collectively “the Parties”) entered into an Employment Agreement dated November 1, 2020 and first amended on December 18, 2020 (“Agreement”); and

WHEREAS, for good and valuable consideration the Parties hereby amend the Agreement as follows:

Exhibit “C” is replaced with Exhibit “C” appended hereto.

MYMD Pharmaceuticals, Inc.

/s/ James A. McNulty
By: James A. McNulty, CEO

Date: 1/8/21

/s/ Chris Chapman, M.D.
Chris Chapman, MD

Date: 1/8/21

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EXHIBIT “C”

Stock Option Vesting Schedule (only vested stock options may be exercised)

Set forth below is the schedule pursuant to which the Employee Stock Options granted to Employee on the Effective Date of this Agreement shall vest and become exercisable:

Two Hundred Fifty Thousand (250,000) Stock Options shall vest on the Effective Date of this Employment Agreement.

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